                                FOURTH AMENDMENT

                                       TO
                                RIGHTS AGREEMENT
                             ----------------------

                             THE CENTRIS GROUP, INC.


      This Fourth Amendment to Rights Agreement (the "Fourth Amendment") is made and entered into as of July 23, 1997, by and between THE CENTRIS GROUP, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY (the "Rights Agent") for the purpose of making a fourth amendment to that certain Rights Agreement dated as of May 24, 1990 between the Company and the Rights Agent, as amended (the "Rights Agreement").

      1.     Authority for Amendment.

             (a)    This Fourth Amendment is made and entered into pursuant to
Section 27 of the Rights Agreement.

             (b) By action taken on July 23, 1997, the Board of Directors of the Company directed the Company and the Rights Agent to amend the Rights Agreement as hereinafter set forth.

      2.     The Amendment.

             (a) The first paragraph of the Rights Agreement is deleted in its entirety and the following paragraph is substituted in its place:

             This Rights Agreement ("Agreement") was made and entered into as of the 24th day of May, 1990, by and between The Centris Group, Inc., a Delaware corporation formerly known as US Facilities Corporation (the "Company"), and American Stock Transfer & Trust Company, as successor rights agent (the "Rights Agent").

             A corresponding change of the parties to the Rights Agreement is hereby made to the signature page of the Rights Agreement.

             (b) In line 6 of the second Whereas paragraph on page 1 of the Rights Agreement, the phrase "Section 11(a)(ii) Event" is deleted in its entirety and the phrase "Distribution Date" is substituted in its place.

             (c) Section 1(w) of the Rights Agreement is deleted in its entirety and the following paragraph is substituted in its place:

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

                    (w) "15% Ownership Date" shall mean the first date of public announcement (which for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or any Person that such person has become a 15% Stockholder, or such earlier date when a majority of the Board of Directors of the Company shall become aware of the existence of a 15% Stockholder; provided, however, that if such Person is thereafter determined not to have become a 15% Stockholder within the meaning of Section 1(x), then no 15% Ownership Date shall be deemed to have occurred.

             (d) Section 1(x) of the Rights Agreement is deleted in its entirety and the following paragraph is substituted in its place:

                    (x) "15% Stockholder"  shall mean any Person that,  together with all Affiliates and Associates of such Person, hereafter acquires Beneficial Ownership of, in the aggregate, without the prior approval of the Board of Directors of the Company, 15% or more of the Voting Shares of the Company then outstanding; provided, however, that the term "15% Stockholder" shall not include: (i) the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or of a Subsidiary of the Company, or any Person holding Voting Shares for or pursuant to the terms of any such employee benefit plan; or (ii) any Person if such Person would not otherwise be a 15% Stockholder but for a reduction in the number of outstanding Voting Shares resulting from a stock repurchase program or other similar plan of the Company or from a self-tender offer of the Company, which plan or tender offer commenced on or after the date hereof; provided, however, that the term "15% Stockholder" shall include such Person from and after the first date upon which (A) such Person, since the date of commencement of such stock repurchase plan or Company self-tender offer, shall have acquired Beneficial Ownership of, in the aggregate, additional Voting Shares of the Company representing 1% or more of the Voting Shares then outstanding, and (B) such Person, together with all Affiliates and Associates of such Person, shall Beneficially Own 15% or more of the Voting Shares of the Company then outstanding. In calculating the percentage of the outstanding Voting Shares that are Beneficially Owned by the Person for purposes of this subsection (x), Voting Shares that are Beneficially Owned by such Person shall be deemed outstanding, and

             Voting Shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, warrants or options shall not be deemed outstanding. The Board of Directors shall have the sole and absolute discretion to make a final determination as to whether any Person is or is not to be considered a 15% Stockholder for purposes of this Rights Agreement, which determination shall be conclusive for all purposes and shall be binding upon all holders of the Rights. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be a "15% Stockholder," as defined in this paragraph (x), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Voting Shares so that such Person would no longer be a "15% Stockholder, " as defined in this paragraph (x), then such Person shall not be deemed to be a "15% Stockholder" for any purposes of this Agreement.

             (e) Section 3(a) of the Rights Agreement is deleted in its entirety and the following paragraph is substituted in its place:

                    (a) "Distribution  Date" shall mean the date, after the date hereof, that is the earlier of (i) the Close of Business on the tenth Business Day after the 15% Ownership Date, or (ii) the Close of Business on the tenth Business Day after the date that a tender offer or exchange offer by any Person is first published or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act if, upon consummation thereof, such Person together with its Affiliates and Associates, would be the Beneficial Owner of 15% or more of the Voting Shares then outstanding (irrespective of whether any shares were actually purchased pursuant to such offer); provided, however, that each of the time periods in (i) and (ii) above is subject to an extension as authorized by Section 27.

             (f) In line 2 and line 8 of Section 3(g) of the Rights Agreement, the phrase "Section 11(a)(ii) Event" shall be deleted in its entirety and the phrase "Distribution Date" is substituted in its place.

             (g) The term "$50,000,000.00" in Section 21 of the Rights Agreement is deleted and the number "$10,000,000.00" is substituted in its place.

             (h) Section 23(a) of the Rights Agreement is deleted in its entirety and the following paragraph is substituted in its place:

                    (a) At any time  prior to the  earlier  of (i) the  Close of
             Business on the tenth Business Day following the 15% Ownership Date, subject to an extension as authorized by Section 27, or (ii) the Close of Business on the Expiration Date, a majority, but not less then three, of the Independent Directors may, at their option, direct the Company to redeem all, but not less than all, of the outstanding Rights at a Redemption Price of $.001 per Right, as such Redemption Price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"), and the Company shall so redeem the Rights.

             (i) The last sentence of Section 23(b) of the Rights Agreement is deleted in its entirety and the following sentence is substituted in its place:

             Neither the Company nor any of its Affiliates or Associates may, directly or indirectly, redeem, acquire or purchase for value any Rights in any manner other than that specifically set forth in this
             Section 23 or in Section 24 hereof, and other than that in connection with the purchase of Common Shares prior to the earlier of (i) the Close of Business on the tenth Business Day following the 15% Ownership Date, subject to an extension as authorized by
             Section 27, or (ii) the Close of Business on the Expiration Date.

             (j) Section 24(a) of the Rights Agreement is deleted in its entirety and the following paragraph is substituted in its place:

                    At any time  after the  occurrence  of a  Section  11(a)(ii)
             Event or a Section 13(a) Event, and before any 15% Stockholder, together with all Affiliates and Associates of such 15% Stockholder, shall become the Beneficial Owner of 50% or more of the Voting Shares then outstanding, a majority, but not less than three, of the Independent Directors may, at their option, direct the Company to exchange all, but not less than all, of the then outstanding Rights for Common Shares at an exchange ratio of one Common Share per Rights, as such exchange ratio shall be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction involving Common Shares that occurs after the date hereof (the "Exchange Ratio"), and the Company shall so exchange the Rights.

             (k) The last sentence of Section 24(b) of the Rights Agreement is deleted in its entirety and the following sentence is substituted in its place:

             Neither the Company nor any of its Affiliates or Associates may, directly or indirectly, redeem, acquire or purchase for value any Rights in any manner other than that specifically set forth in
             Section 23 hereof or in this Section 24, and other than in connection with the purchase of Common Shares prior to the earlier of (i) the Close of Business on the tenth Business Day following the 15% Ownership Date, subject to an extension as authorized by
             Section 27, or (ii) the Close of Business on the Expiration Date.

             (l) The names and addresses set forth in Section 26 of the Rights Agreement shall be amended to substitute the following in their place:

             The name and address of the Company is amended to read as follows:

                             The Centris Group, Inc.
                        650 Town Center Drive, Suite 1600
                          Costa Mesa, California 92626
               Attention: Jose A. Velasco, Senior Vice President,
           Chief Administrative Officer, Secretary and General Counsel


             The name and address of the Rights Agent is amended to read as follows:

                     American Stock Transfer & Trust Company
                                 40 Wall Street
                            New York, New York 10005
                             Attention: Joseph Wolf

             (m) Section 27(a) of the Rights Agreement shall be deleted in its entirety and the following paragraph is substituted in its place:

                    (a) Prior to the  Distribution  Date, the Board of Directors
             of the Company may, in its sole and absolute discretion, and the Rights Agent shall if the Board of Directors so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Voting Shares, whether or not such supplement or amendment is adverse to any holders of Rights. From and after the Distribution Date, and subject to the penultimate sentence of this Section 27, a majority, but not less than three, of the Independent Directors may, and the Rights Agent shall if a majority, but not less than three, of the Independent Directors so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions hereunder, (iii) shorten or lengthen any time period hereunder, or (iv) otherwise change or supplement the provisions hereunder in any manner that a majority, but not less than three, of the Independent Directors may deem necessary or desirable and that shall not materially and adversely affect the interest of the holders of Right Certificates (other than a 15% Stockholder or an Affiliate or Associate of any such Person); provided, however, this Agreement may not be supplemented or amended after the Distribution Date to (A) make the Rights again redeemable after the Rights have ceased to be redeemable, or (B) change the rights of, and/or the benefits to the holders of Rights (other than any 15% Stockholder and its Associates or Affiliates). Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

             (n) Section 31 of the Rights Agreement is deleted in its entirety and the following paragraph is substituted in its place:

                    Severability.   If  any   term,   provision,   covenant   or
             restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and a majority, but not less than three, of the Independent Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23, if lapsed, shall be reinstated and shall not expire until the Close of Business on the tenth
             (10th) Business Day following the date of such determination by the Independent Directors.

             (o) A new Section 35 shall be added to the Rights Agreement, which new section shall read as follows:

                    Section 35. Determination and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the
             Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (acting by majority vote of the Independent Directors where specifically provided for herein) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not redeem the Rights, or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject any member of the Board of Directors to any liability to the holders of the Rights or to any other Person.

      3.     Miscellaneous.

             (a) The Rights Agreement is further amended in all other sections as may be necessary or proper in order to make the terms, provisions and language of the Rights Agreement consistent with the amendments to the Rights Agreement as previously made and hereinabove set forth, and corresponding changes of those set forth in this Fourth Amendment to the Rights Agreement shall be made in Exhibits A and B to the Rights Agreement.

             (b) Other than as set forth in this Fourth Amendment, the Rights Agreement, as in effect immediately prior to the effective date of this Fourth Amendment, remains in full force and effect without change.

      IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed this 22nd day of August, 1997.


ATTEST:                                     THE CENTRIS GROUP, INC.



By /s/  JOSE A. VELASCO                     By /s/  DAVID L. CARGILE
  ------------------------------------        ----------------------------------
   JOSE A. VELASCO, Senior Vice                DAVID L. CARGILE, Chairman of
   President, Chief Administrative             the Board, President and
   Officer, Secretary and General Counsel      Chief Executive Officer


ATTEST:                                     AMERICAN STOCK TRANSFER & TRUST
                                            COMPANY


By /s/  JOSEPH ALICIA                       By /s/  J. F. WOLF
  ------------------------------------        ----------------------------------
Print Name  JOSEPH ALICIA                   Print Name  J. F. WOLF
          ----------------------------                --------------------------
Title  Account Executive                    Title  Vice President
     ---------------------------------           -------------------------------


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